Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

We consent to the incorporation by reference of our reports dated
February 18, 2020
, with respect
to the consolidated financial statements, condensed consolidating financial information, and
financial statement schedule of ConocoPhillips, and the effectiveness of internal control over financial reporting of ConocoPhillips, included in this Annual Report

(Form 10-K) for the year
ended December 31,
2019
, in the following registration statements and related prospectuses.

ConocoPhillips

Form S-3

File No. 333-220845

ConocoPhillips

Form S-4

File No. 333-130967

ConocoPhillips

Form S-8

File No. 333-98681

ConocoPhillips

Form S-8

File No. 333-116216

ConocoPhillips

Form S-8

File No. 333-133101

ConocoPhillips

Form S-8

File No. 333-159318

ConocoPhillips

Form S-8

File No. 333-171047

ConocoPhillips

Form S-8

File No. 333-174479

ConocoPhillips

Form S-8

File No. 333-196349

ConocoPhillips

Form S-8

File No. 333-130967

/s/ Ernst & Young LLP

Houston, Texas
February 18, 2020